EXHIBIT 99.1

Retail Opportunity Investments Corp. Announces Move to the NASDAQ Stock Market

- - -

NEW YORK, October 23, 2009 – Retail Opportunity Investments Corp. (“ROI”) (NYSE Amex: NAQ), announced today that it will voluntarily transfer its stock exchange listing from the NYSE Amex to the NASDAQ Global Market (“NASDAQ”), effective November 3, 2009. ROI will trade on the NASDAQ under the symbol “ROIC.”

“We believe that NASDAQ is the right listing venue for a newly created, growth-oriented REIT such as ROI” said Stuart Tanz, Chief Executive Officer and President of ROI.

NASDAQ™ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom SM http://www.nasdaq.com/newsroom.

Safe Harbor Statement: Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in ROI’s filings with the U.S. Securities and Exchange Commission. ROI does not assume any obligation to update the forward-looking information.

Media Contact:
Lori Rhodes
LWP LLC
264 West 40th Street, PH1
New York, NY 10018
(212) 252-8881

Investor Contact:
Joseph Roos
Retail Opportunity Investments Corp.
3 Manhanttanville Road
Purchase, NY 10577
(914) 272- 8066